Exhibit 99(h)

           GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

                       FORM OF DISTRIBUTION AGREEMENT

[              ], 2005

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Dear Sirs:

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Goldman Sachs Hedge Fund Partners Registered Fund, LLC (the "Fund"), a closed-end management investment company organized as a limited liability company under the laws of the State of Delaware, has appointed you, the "Distributor," and that you shall be the exclusive distributor in connection with the offering and sale of limited liability company interests (the "Interests"). The Interests shall have such rights and conditions and shall be sold in the manner set forth from time to time in the Fund's Registration Statement, as defined below. The organization, administration and policies of the Fund are described in its Prospectus and SAI (as those terms are defined below). (This letter, as amended from time to time, shall be referred to hereinafter as the "Agreement".)

1. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Effective Date" shall mean the date that the Registration Statement or any post-effective amendment thereto becomes effective.

          "Initial Acceptance Date" shall mean the first date on which the Fund sells Interests pursuant to the Registration Statement.

          "Preliminary Prospectus" shall mean any preliminary prospectus relating to the Interests included in any Registration Statement or filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 497(a).

          "Prospectus" shall mean any prospectus relating to the Interests, filed with the Commission pursuant to Rule 497 or, if no filing pursuant to Rule 497 is required, the form of final prospectus relating thereto included in any Registration Statement, in each case together with any amendments or supplements thereto.

          "Registration Statement" shall mean any registration statement on Form N-2 relating to the Interests, including all exhibits thereto, as of the Effective Date of the most recent post-effective amendment thereto.

          "Rule 497" refers to such rule (or any successor rule or rules) under the Securities Act (as defined in Section 2 below).

          "SAI" shall mean any statement of additional information relating to the Interests, filed with the Commission pursuant to Rule 497 or, if no filing pursuant to Rule 497 is required, the final statement of additional information included in any Registration Statement.

          References in this Agreement to any "rules and regulations" shall be deemed to be references to the applicable rules and regulations as then in effect, and references to this Agreement and the Fund Agreements (as defined in Section 2 below), shall be deemed to be references to such agreements as then in effect.

     All capitalized terms used in this Agreement that are not separately defined herein shall have the respective meaning set forth in the Registration Statement.

2. REPRESENTATIONS AND WARRANTIES. The Fund represents and warrants to and agrees with you, for your benefit and the benefit of each Authorized Dealer (as defined in Section 3 below), as set forth below in this Section 2. Each of the representations, warranties and agreements made in this Section 2 shall be deemed made on the date hereof, on the date of any filing of the Prospectus pursuant to Rule 497 and any Effective Date after the date hereof, with the same effect as if made on each such date.

(a) The Fund meets the requirements for use of Form N-2 under the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission under each such Act and in respect of said form (or of such successor form as the Commission may adopt). The Fund has filed with the Commission a Registration Statement (File Number 333-106370; 811-21376) on Form N-2 with respect to $1,000,000,000 of Interests, and is duly registered as a closed-end management investment company.

(b) The Fund's notification of registration on Form N-8A (as amended) complies with the applicable requirements of the Investment Company Act and the rules and regulations thereunder.

(c) The Prospectus and SAI conform, and any further amendments or supplements to the Registration Statement, Prospectus or SAI will conform, in all material respects, with the Securities Act and Investment Company Act and the rules and regulations thereunder; the Prospectus and the SAI do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, on the Effective Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from the Registration Statement, Prospectus or SAI in reliance upon and in conformity with information furnished in writing to the Fund by you (with respect to information relating solely to your role as distributor of the Interests) expressly for use therein.

(d)  No  order   preventing  or  suspending  the  use  of  the  Preliminary
     Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing, thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Fund by you (with respect to information relating solely to your role as the exclusive distributor of the Interests) expressly for use therein.

(e) The Fund has been duly created and is lawfully and validly existing as a limited liability company under the laws of the State of Delaware, and has, on the date hereof, and will have, on and after the date hereof, full power and authority to own its properties and conduct its business as described in the Registration Statement, Prospectus and SAI, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business.

(f) The Fund's authorized capitalization is as set forth in the Registration Statement. The Interests, when issued, delivered and paid for in accordance with this Agreement, the Prospectus and SAI, and the limited liability company agreement of the Fund, as amended from time to time (the "LLC Agreement"), will be validly issued, and subject to the terms of the LLC Agreement and Sections 18-607 and 18-804 of the Limited Liability Company Act of the State of Delaware, fully paid and non-assessable. Issuance of the Interests of the Fund as contemplated by this Agreement and by the Prospectus and SAI will conform, in all material respects, to the description thereof contained in the Prospectus and SAI. The holders of outstanding Interests are not entitled to preemptive or other rights to subscribe for the Interests, other than as contemplated by the Prospectus and SAI.

(g) This Agreement has been duly authorized, executed and delivered by the Fund.

(h) On or prior to the Initial Acceptance Date, all of the agreements described in the Prospectus or SAI (collectively, the "Fund Agreements") will have been duly authorized, executed and delivered by the Fund, and will comply in all material respects with the Investment Company Act and the rules and regulations thereunder.

(i) The Fund Agreements constitute or will constitute, on and after the Initial Acceptance Date, assuming due authorization, execution and delivery by the parties thereto other than the Fund, valid and legally binding instruments, enforceable in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(j) No consent, approval, authorization or order of any court or governmental agency or body is or shall be required, as the case may be, for the consummation from time to time of the transactions contemplated by this Agreement and the Fund Agreements, except such as may be required (i) under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Investment Company Act, the rules and regulations under each of the foregoing or the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") (any of which that were required before offers were made will have been obtained before such offers were made and all of which will have been obtained by the Effective Date of the post-effective amendment relating to the Fund, except for those which become required under such acts or rules or any other law or regulation after the Effective Date but that were not required before such Effective Date, all of which shall be obtained in a timely manner) or (ii) by state securities laws of any jurisdiction in connection with the issuance, offer or redemption of the Interests.

(k) The operations and activities of the Fund as contemplated by the Prospectus and the SAI, the performance by the Fund of this Agreement and the Fund Agreements, the making of the offer or the sale of Interests and consummation from time to time of such sales, the repurchase of Interests, or any other transactions contemplated herein, in the Fund Agreements, the Prospectus or the SAI, will not conflict with, result in a breach of, or constitute a default under, the LLC Agreement or, in any material respect, the terms of any other agreement or instrument to which the Fund is a party or by which it is bound, or any order or regulation applicable to the Fund of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Fund.

(l) There is not pending, or to the best knowledge of the Fund, threatened, any action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator to which the Fund is (or, to the best knowledge of the Fund, is threatened to be) a party, of a character required to be described in the Prospectus or SAI which is not described as required.

(m) There is no contract or other document of a character required to be described in the Registration Statement, Prospectus or SAI, or to be filed as an exhibit, which is not described or filed as required.

(n) Except as stated or contemplated in the Registration Statement, Prospectus or SAI, (i) the Fund has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, whether or not in the ordinary course of business, that are material to the Fund, (ii) there has not been any material adverse change, or, any development involving a prospective material adverse change, in the condition (financial or other) of the Fund, (iii) there has been no dividend or distribution paid or declared in respect of the Fund, and (iv) the Fund has not incurred any indebtedness for borrowed money.

3.   SELECTION OF AUTHORIZED DEALERS; OTHER SERVICES AS DISTRIBUTOR.

(a)  The   Distributor   shall   have  the   right  on  the  basis  of  the
     representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, to make arrangements for (i) securities dealers (including bank-affiliated dealers) that are members in good standing of the NASD, (ii) foreign securities dealers which are not eligible for membership in the NASD who have agreed to comply as though they were NASD members with the provisions of Sections 2730, IM-2730, 2740, IM-2740, 2750 and IM-2750
     of the Conduct Rules of the NASD and with Section 2420 thereof as that Section applies to a non-NASD member broker or dealer in a foreign country, or (iii) banks, as defined in Section 3(a)(6) of the Exchange Act, which are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, to solicit from the public orders to purchase Interests. Such securities dealers and banks ("Authorized Dealers") selected by you in accordance with dealer agreements with you ("Dealer Agreements") shall solicit such orders pursuant to their respective Dealer Agreements. You will act only on your own behalf as principal in entering into each such Dealer Agreement.

(b) You acknowledge that the only information provided to you by the Fund is that contained in the Registration Statement, Prospectus or SAI. Neither you nor any Authorized Dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement, Prospectus or SAI and any sales literature approved by appropriate representatives of the Fund. You may undertake or arrange for such advertising and promotion as you believe is reasonable in connection with the solicitation of orders to purchase Interests; provided, however, that you will provide the Fund with and obtain the Fund's approval of copies of any advertising and promotional materials approved, produced or used by you prior to their use. You will file such materials with the Commission and the NASD as may be required by the Exchange Act and the Investment Company Act and the rules and regulations thereunder and by the rules of the NASD.

(c)  You  agree  to  perform  such   services  as  are   described  in  the
     Registration Statement, Prospectus or SAI as to be performed by the Distributor.

(d) All of your activities as distributor of the Interests shall comply, in all material respects, with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Commission or by any securities association registered under the Exchange Act, including the NASD, as in effect from time to time.

4.   OFFERING BY THE DISTRIBUTOR.

(a) You will act as agent for the Fund in the distribution of Interests and you agree to use your best efforts to offer and sell Interests subject to a sales charge as set forth in the Prospectus, subject to any waivers or reductions of any applicable sales charges, dealer allowances and fees as you and each of the Authorized Dealers, if any, shall have agreed to in writing. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Fund may withdraw or suspend the offering of Interests at any time in its sole discretion. You may also subscribe for Interests as principals for resale to the public or for resale to Authorized Dealers. You shall devote reasonable time and effort to effect sales of Interests, but you shall not be obligated to sell any specific amount of Interests. Nothing contained herein shall prevent you from entering into like distribution arrangements with other investment companies or other issuers.

(b) You agree that you shall not make, and that each Authorized Dealer shall agree not to make, offers or sales of Interests except in the manner set forth in the Registration Statement, Prospectus or SAI. We have established procedures that are to be followed in connection with the offer and sale of Interests and you agree not to make offers or sales of any Interests and agree to require all Authorized Dealers not to make any such offers or sales except in compliance with such procedures. In this regard, you agree, and each Authorized Dealer shall agree, that:

     (i) no sale of Interests to any one investor will be for less than the minimum amount as may be specified in the Prospectus unless the Fund shall have previously consented to a waiver of such minimum amount;

     (ii) no offer or sale of Interests will be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where Interests have not been registered or qualified for offer and sale under applicable state securities laws unless Interests are exempt from the registration or qualification requirements of such laws; and

     (iii)sales of Interests will be made only to persons who certify that they are "qualified clients," as that term is defined by Rule 205-3 under the Investment Advisers Act of 1940, as amended, and that they meet such other eligibility requirements as may be imposed by the Fund and set forth in the Registration Statement, Prospectus or SAI.

(c) Unless you are otherwise notified by the Fund, any right granted to you to accept orders for Interests or to make sales on behalf of the Fund will not apply to (i) Interests issued in connection with the merger or consolidation of any other investment company with the Fund or its acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding securities of any such company, and (ii) Interests that may be offered by the Fund to members of the Fund by virtue of their being members of the Fund.

(d) The Initial Acceptance Date will occur on such date as the Fund shall determine in its sole discretion. Thereafter, Interests shall be offered and made available for purchase as of the first day of each calendar month, except that Interests may be offered more or less frequently as determined by the Fund, in its sole discretion.

5.   COMPENSATION.

(a) With respect to any Interests which are sold to the public subject to a sales charge, you will be entitled to receive the sales charge set forth in the Prospectus, subject to any waivers or reductions of such sales charge, if any, in accordance with Section 4 of this Agreement.

(b) The amounts payable as compensation pursuant to this Section 5 shall be subject to the limitations in Section 2830 of the Conduct Rules of the NASD.

6.   UNDERTAKINGS.  The Fund agrees with you, for your benefit, that:

(a) The Fund shall cause the provider of transfer agency services to the Fund (acting in such capacity, the "Transfer Agent"), which may be the Fund's administrator, to record on its books the ownership of such Interests registered in such names and amounts as you have requested in writing or other means, as promptly as practicable after receipt by the Fund of the payment therefor. The Fund will make such filings under the Investment Company Act with, and pay such fees to, the Commission as are necessary to register the Interests sold by you on behalf of the Fund. Prior to the termination of this Agreement, the Fund will not file any amendment to any Registration Statement or amendment or supplement to the Prospectus or SAI (whether pursuant to the Securities Act, the Investment Company Act, or otherwise) without prior notice to you; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file such amendments to any Registration Statement, or amendments or supplements to the Prospectus or SAI as the Fund may deem advisable, such right being in all respects absolute and unconditional, it being understood that this proviso shall not relieve the Fund of its obligation to give prior notice of any such amendment or supplement to you. Subject to the foregoing sentence, if the filing of any Prospectus or SAI, as the case may be, contained in any Registration Statement at an Effective Date, or any amendment or supplement thereto is required under Rule 497, the Fund will cause such Prospectus or SAI, and any amendment or supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 497 within the time period prescribed and will, if requested, provide evidence satisfactory to you of such timely filing. The Fund will promptly advise you (i) when such Prospectus or SAI shall have been filed (if required) with the Commission pursuant to Rule 497, (ii) when, prior to termination of this Agreement, any amendment or supplement to the Registration
     Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment or supplement to the Prospectus or SAI or for any additional information relating to or that could affect disclosure in any of the foregoing, (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement, or suspending the registration of the Fund under the Investment Company Act, or the institution or (to the best knowledge of the Fund) threatening of any proceeding for that purpose, and (v) of the receipt by the Fund of any notification with respect to the suspension of the qualification of the offer or sale of Interests in any jurisdiction or the initiation or (to the best knowledge of the Fund) threatening of any proceeding for such purpose. The Fund will use its best efforts to prevent the issuance of any such order or suspension and, if issued, to obtain as soon as possible the withdrawal or suspension thereof.

(b) If, at any time when the Prospectus or SAI is required to be delivered under the Securities Act, any event occurs as a result of which such Prospectus or SAI would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or SAI in order to comply with the Securities Act, the Investment Company Act or the rules and regulations thereunder, the Fund will notify you promptly of any such circumstance and promptly will prepare and file with the Commission, subject to the third sentence of Section 6(a), an amendment or supplement which will correct such statement or omission or effect such compliance.

(c) As soon as practicable (giving effect to the normal periodic reporting requirements under the Investment Company Act and the rules and regulations thereunder), the Fund will make generally available to its members and, subject to Section 8 of this Agreement, to you (with sufficient copies for the Authorized Dealers), a report containing the financial statements required to be included in such reports under
     Section 30(d) of the Investment Company Act and Rule 30d-1 thereunder.

(d) Subject to Section 8 of this Agreement, the Fund will furnish to you as many conformed copies of the Registration Statement including exhibits thereto, on each Effective Date, as you may reasonably request for yourself and for delivery to the Authorized Dealers and, so long as delivery of the Prospectus or SAI by you or any Authorized Dealer may be required by law, the number of copies of the Prospectus and SAI as you may reasonably request for yourself and for delivery to the Authorized Dealers.

(e) To the extent required by applicable state law, the Fund will use its best efforts to arrange for the qualification of an appropriate amount of Interests for sale under the laws of such of the 50 states of the United States, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam, and such other jurisdiction as you and the Fund may approve, and will maintain such qualifications in effect as long as may be reasonably requested by you, provided that the Fund shall not be required in connection herewith or as a condition hereto to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction. You shall furnish such information and other material relating to your affairs and activities as may be required by the Fund in connection with such qualifications.

(f) The Fund shall keep you informed in all material respects with respect to its affairs and, subject to Section 8 of this Agreement, the Fund, if so requested, will furnish to you, as soon as they are available
     (with sufficient copies for the Authorized Dealers), copies of all reports, communications and financial statements sent by the Fund to its members or filed by, or on behalf of, the Fund with the Commission.

(g) The Fund, if so requested, shall furnish to you on the Effective Date with respect to any amendment of the Registration Statement which first includes certified financial statements for the preceding fiscal year, in respect of a Fund, a copy of the report of the Fund's independent public accountants with respect to the financial statements and selected per share data and ratios relating to such Fund, addressed to you. The Fund further agrees that the Fund, if so requested, shall furnish to you (i) on each date on which the Fund, pursuant to the preceding sentence, furnishes to you a report of its independent public accountants, a certificate of its treasurer or assistant treasurer in a form reasonably satisfactory to you describing in reasonable detail how the figures included under the captions "Portfolio Transactions" and "Performance Information" (or similar captions) in the Prospectus or SAI and the figures relating to the aggregate amounts of remuneration paid to officers, and members of the Board of Managers and affiliated persons thereof (as required by Section 30(d)(5) of the Investment Company Act) were calculated and confirming that such calculations are in conformity with the rules and regulations under the Investment Company Act and (ii) on each date the Fund files with the Commission the Fund's required semi-annual financial statements, a certificate of its treasurer or assistant treasurer in a form reasonably satisfactory to you, describing the manner in which such financial statements were prepared and confirming that such financial statements have been prepared in conformity with the rules and regulations under the Investment Company Act.

7. CONDITIONS TO YOUR OBLIGATIONS AS DISTRIBUTOR. Your obligations as distributor of the Interests shall be subject to the accuracy of the representations and warranties on the part of the Fund contained herein as of the dates when made or deemed to have been made, to the accuracy in all material respects of the statements made in any certificates, letters or opinions delivered pursuant to the provisions of Section 6 or this Section 7, to the performance by the Fund of its obligations hereunder and to the following additional conditions:

(a) If filing of the Prospectus or SAI, or any amendment or supplement thereto, or any other document is required pursuant to any applicable provision of Rule 497, the Prospectus or SAI, or any such amendment or supplement and other document, will be filed in the manner and within the time period required by the applicable provision of Rule 497; and no order suspending the effectiveness of the amendment shall have been issued and no proceedings for that purpose shall have been instituted or, to the best knowledge of the Fund, threatened and the Fund shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, Prospectus, SAI or as the Commission otherwise shall have requested).

(b) At the Initial Acceptance Date with respect to the Interests, you shall have received from your counsel if so requested, such opinion or opinions, dated as of the Initial Acceptance Date, with respect to the issuance and sale of the Interests, the Registration Statement, Prospectus or SAI and other related matters as you may reasonably require, and the Fund shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. If requested, such opinion shall state that the Authorized Dealers may rely on it.

(c) There shall not have been any change, or any development involving a prospective change, in or affecting the Fund the effect of which in any case is, in your good faith judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering of Interests as contemplated by this Agreement.

(d) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration of a national emergency or war if the effect of any such event specified in this Clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Interests on the terms and in the manner contemplated in any Prospectus.

(e) The Fund shall have furnished to you such further information, certificates and documents as you may have reasonably requested.

     If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, certificates or letters mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you, this Agreement and all your obligations hereunder may be cancelled by you. In the event of such cancellation, the Fund shall remain liable for the expenses set forth in Section 8.

8.   EXPENSES.

(a) The Fund will pay (or will enter into arrangements providing that parties other than you will pay) all fees and expenses:

     (1) in connection with the registration of the Fund and its Interests under the United States securities laws and the registration and qualification of the Interests for sale in the various jurisdictions in which the Fund shall determine it advisable to qualify such Interests for sale (including registering the Fund as a broker or dealer or any officer of the Fund or other person as agent or salesman of the Fund in any such jurisdictions);

     (2) of preparing, setting in type, printing and mailing any notice, proxy statement, report, Prospectus, SAI or other sales material or communications to members or prospective members;

     (3) in connection with the issue and transfer of Interests resulting from the acceptance by you of orders to purchase Interests placed with you by investors, including the expenses of printing and mailing confirmations of such purchase orders and the expenses of printing and mailing a Prospectus included with the confirmation of such orders and, if requested by the purchaser, an SAI; and

     (4) such other fees and expenses of the Fund not borne by you pursuant to this Section 8.

(b)  You shall pay or arrange for the payment of all fees and expenses:

     (1) of advertising or promotion in connection with the offering of Interests to the public;

     (2) incurred in connection with your registration as a broker or dealer or the registration or qualification of your officers, partners, directors, agents or representatives under Federal and state laws;

     (3) of that portion of the salaries and overhead of persons employed by you as member representatives attributable to the time spent by such persons in responding to requests from investors, but not members, for information about the Fund; and

     (4) of any activity initiated by you which is primarily intended to result in the sale of Interests.

9.   INDEMNIFICATION AND CONTRIBUTION.

(a) The Fund will indemnify you and hold you harmless against any losses, claims, damages or liabilities, to which you may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Preliminary Prospectus, Prospectus, or SAI or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim; provided, however, that the Fund shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Preliminary Prospectus, Prospectus or SAI in reliance upon and in conformity with written information furnished to the Fund by you expressly for use therein.

(b) You will indemnify and hold harmless the Fund against any losses, claims, damages or liabilities to which the Fund may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Preliminary Prospectus, Prospectus or SAI, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, Preliminary Prospectus, Prospectus or SAI in reliance upon and in conformity with written information furnished to the Fund by you expressly for use therein; and will reimburse the Fund for any legal or other expenses reasonably incurred by the Fund in connection with investigating or defending any such action or claim.

(c)  Promptly after receipt by an indemnified party under subsection (a) or
     (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Fund on the one hand and you on the other from the offering of the Interests in respect of which such losses, claims, damages or liabilities (or actions in respect thereof) arose. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relative equitable considerations. The relative benefits received by the Fund on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Interests (before deducting expenses) received by the Fund bear to the total compensation received by you in selling Interests under this Agreement, including any sales charge as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund and you agree that it would not be just and equitable if the contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Interests sold by you and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Fund under this Section 9 shall be in addition to any liability which the Fund may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Securities Act; and your obligations under this Section 9 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each officer or member of the Board of Managers (the "Board of Managers") of the Fund, and to each person, if any, who controls the Fund within the meaning of the Securities Act.

(f) It is understood, however, that nothing in this Section 9 shall protect any indemnified party against, or entitle any indemnified party to indemnification against, or contribution with respect to, any liability to the Fund or its shareholders to which such indemnified party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement, or otherwise to an extent or in a manner that is inconsistent with Section 17(i) of the Investment Company Act.

10.  TERM.

(a) This Agreement shall commence on the Initial Acceptance Date and continue in effect until two years after the Initial Acceptance Date and then for successive annual periods thereafter, provided such continuance is specifically approved at least annually by (i) the Board of Managers or (ii) a vote of a majority of the Fund's outstanding voting securities (as defined in the Investment Company
     Act), provided that in either event the continuance is also approved by a vote of a majority of the members of the Board of Managers who are not "interested persons" (as defined in the Investment Company
     Act) of the Fund or any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b) The sale of Interests in accordance with the terms of this Agreement shall be subject to termination or suspension in the absolute discretion of the Fund, by notice given to you as set forth in Section 12 hereof.

(c) This Agreement will terminate automatically in the event of its assignment (as defined in the Investment Company Act). In addition, this Agreement may be terminated (i) by you at any time without penalty upon sixty (60) days' written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty (60) days' written notice to you (which notice may be waived by you). If this Agreement is terminated prior to the sale of Interests to the public, you shall not be entitled to any compensation hereunder other than reimbursement of any out-of-pocket expenses that may be payable to you hereunder.

11. REPRESENTATION AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements by the Fund and you set forth in or made pursuant to this Agreement will, to the extent permitted by applicable law, remain in full force and effect, regardless of any investigation made by or on behalf of you, any Authorized Dealer or the Fund, or any of the controlling persons referred to in Section 9 hereof, and will survive the offer of the Interests of the Fund. The provisions of Sections 8 and 9 hereof and this Section 11 shall, to the extent permitted by applicable law, survive the termination or cancellation of this Agreement.

12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, mailed, delivered or telefaxed and confirmed to you at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Fax No.: [ ], Attention: Registration Department (Distributors - Goldman Sachs Funds) or, if sent to the Fund, mailed, delivered or telegraphed and confirmed to it at 701 Mount Lucas Road, Princeton, NJ 08540, Fax No.: (609) 497-5720, Attention: President.

13. AFFILIATES. The Fund recognizes that your partners, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business entities (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with other corporations and business entities.

14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and, to the extent set forth herein, each of the officers, members of the Board of Managers and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.  APPLICABLE  LAW. This  Agreement  will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and the applicable provisions of applicable Federal law. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of Federal law, the latter shall control.

16. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     You understand and agree that the obligations of the Fund under this Agreement are not binding upon any member of the Board of Managers or member or officer of the Fund personally, but bind only the Fund and the Fund's property. You further acknowledge in this regard that you have notice of the provisions of the LLC Agreement disclaiming liability of members of the Board and members and officers of the Fund for acts or obligations of the Fund.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between you and the Fund, and, to the extent set forth herein, shall be for the benefit of each Authorized Dealer.

                                Very truly yours,

                                GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

                                By:
                                   -----------------------------
                                   Name:
                                   Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written:

GOLDMAN, SACHS & CO.



By:
   ---------------------
  Name:
  Title: